EXHIBIT 10.43

OPENWAVE SYSTEMS INC.

2001 STOCK COMPENSATION PLAN

RESTRICTED STOCK BONUS AGREEMENT

This RESTRICTED STOCK BONUS AGREEMENT (this “Agreement”), dated as of the 20th day of December 2002, is entered into by and between Openwave Systems Inc., a Delaware corporation (the “Company”), and Donald Listwin, an Employee (the “Grantee” and together with the Company the “Parties”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Company’s 2001 Stock Compensation Plan, as amended (the “Plan”).

RECITALS

WHEREAS, on December 20, 2002 (the “Date of Grant”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company awarded the Grantee 500,000 shares of the Company’s Common Stock, par value $0.001 (“Common Stock”), pursuant to, and subject to the terms and provisions of the Plan.

NOW, THEREFORE, in consideration of the Grantee’s past services actually rendered to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Grant of Restricted Stock and Escrow of Restricted Stock.

    a. Grant of Restricted Stock. The Grantee is entitled to 500,000 shares of Common Stock pursuant to the terms and conditions of this Agreement (the “Restricted Stock”).

    b. Escrow of Restricted Stock. To secure the availability for delivery of the Grantee’s Restricted Stock, the Grantee hereby appoints the Treasurer of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to assign and transfer unto the Company such Restricted Stock, if any, forfeited by the Grantee pursuant to Section 4 below and shall, upon execution of this Agreement, deliver and deposit with the Treasurer of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A (or alternatively, have the shares held in electronic form in an account by the Company’s transfer agent or other designee, subject to the restrictions). The Restricted Stock and stock assignment shall be held by the Treasurer in escrow(or the shares held by the Company’s stock transfer agent or other designees shall be held) until the Restricted Period (as defined below) has lapsed with respect to the shares of Restricted Stock, or until such time as this Agreement is no longer in effect.

2. Restrictions and Restricted Period.

    a. Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 4 below until the lapse of the Restricted Period (as defined below).

    b. Restricted Period. Unless the Restricted Period is previously terminated pursuant to Section 4 of this Agreement, the Restrictions described in Section 2.a (the “Restrictions”) shall lapse and the shares of Restricted Stock shall become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable as to 1/36th of the shares of Restricted Stock (rounded down to the nearest whole share) on the 20th day of each month, beginning January 20, 2003 (the “Restricted Period”). Notwithstanding anything to the contrary, the release of the shares of Restricted Stock hereunder shall be conditioned upon Grantee making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the release of the shares from the Restrictions (or at the time a Section 83(b) election is made), whether by withholding, direct payment to the Company, or otherwise.

    c. Effect of Stock Dividend, Etc. If there is any stock dividend, stock split or other change in character or amount of the Restricted Stock, then in such event, any and all new, substituted or additional securities to which Grantee is entitled by reason of the Restricted Stock shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event.

3. Rights of a Stockholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Grantee, the Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares.

4. Cessation of Employment.

    a. Termination of Employment Unrelated to a Change in Control. In the event of the Grantee’s termination of employment which termination does not constitute a Qualifying Termination (as such term is defined in Exhibit B), the shares of Restricted Stock and any and all accrued but unpaid dividends that are at that time subject to restrictions set forth herein, shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates. In the event of a Qualifying Termination of Grantee’s employment with the Company, the Restricted Period shall lapse with respect to 50% of the shares of Restricted Stock that are at that time subject to restrictions set forth herein, and the remaining 50% of the shares of Restricted Stock that are at that time subject to restrictions set forth herein shall be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates. In the event Grantee becomes a Consultant or non-Employee Director, such change in status shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, the provisions of this Section 4 shall apply.

    b. Change of Control; Termination of Employment in Connection with a Change in Control. In the event Grantee is employed by the Company and there is a Change in Control (as such term is defined in Exhibit B), the Restricted Period shall lapse with respect to 50% of the shares of Restricted Stock that is at that time subject to restrictions set forth herein, and the remaining shares of Restricted Stock that are subject to the Restricted Period shall continue to be released from the Restricted Period in accordance with Section 2(b). In the event a Qualifying Termination occurs in connection with a Change in Control or within eighteen months following a Change in Control, the Restricted Period shall lapse with respect to all of the Restricted Stock that are at that time subject to restrictions set forth herein. In the event Grantee becomes a Consultant or non-Employee Director, such change in status shall be deemed a termination of employment or service with the Company at the time of such change in status whereupon, the provisions of this Section 4 shall apply.

5. Certificates. Restricted Stock granted herein may be evidenced in such manner as the Compensation Committee or Stock Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, then the Company shall retain physical possession of the certificates.

6. Legends. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:[ ADD RULE 144 Legend]

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

7. Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock. THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS

SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

    Unless the Grantee makes a Section 83(b) election as described below, the Grantee shall recognize ordinary income at the time or times the restrictions lapse (i.e. the 20th day of each month, beginning January 20, 2003) with respect to the shares of Restricted Stock that have been released from the Restricted Period in an amount equal to the the fair market value of such shares on each such date and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the Company under the Plan are conditioned on your making arrangements for the payment of any such taxes.

8. Section 83(b) Election. The Grantee hereby acknowledges that he has been informed that, with respect to the grant of Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the fair market value of the Restricted Stock on the Date of Grant.

IF THE GRANTEE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE, THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, THE GRANTEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE GRANTEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9. Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

10. Miscellaneous.

      a. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at his address herein below set forth or such other address as he may designate in writing to the Company, or to the Company to the attention of the General Counsel, at the Company’s address or such other address as the Company may designate in writing to the Grantee.

    b. Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

    c. Governing Law. This Agreement shall be governed by and construed according to the internal laws of the State of California without giving effect to the choice of law principles thereof.

    d. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

    e. Agreement Not a Contract of Employment. Neither the grant of Restricted Stock, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary or affiliate of the Company.

    f. Entire Agreement; Plan Controls. This Agreement and the Plan contain the entire understanding and agreement of the Parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the Parties with respect thereto. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

    g. Captions. The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

    h. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Grantee will be deemed an original and all of which together will be deemed the same agreement.

    i. Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Grantee, his heirs, executors, administrators, successors and assigns.

    j. Severability. This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

OPENWAVE SYSTEMS INC.

By:
James Engle Vice President, Taxation and Treasurer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

Donald Listwin

500,000
Number of Shares

Address

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [                                    ] (the “Grantee”) hereby assigns and transfers unto Openwave Systems Inc., a Delaware corporation (the “Company”), (                        ) shares of Company’s common stock, par value $0.001 per share (the “Common Stock”), standing in the Grantee’s name on the books of said corporation represented by Certificate No.          herewith and does hereby irrevocably constitute and appoint                                                                   to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Agreement (the “Agreement”) of the Company and the undersigned dated                                              . December 20, 2002.

Dated:                                ,              Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this Assignment Separate from Certificate is to return the shares to the Company in the event the Grantee forfeits any of such shares as set forth in the Agreement, without requiring additional signatures on the part of the Grantee. This Assignment Separate from Certificate must be delivered to the Company with the above Certificate No.             .

EXHIBIT B

DEFINED TERMS

“Cause” means:

(1) a willful failure by the Grantee to substantially perform the Grantee’s duties under this Agreement, other than a failure resulting from the Grantee’s complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Grantee that constitutes gross misconduct and that is materially injurious to the Corporation, (3) a willful breach by the Grantee of a material provision of this Agreement, (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation that is materially and demonstrably injurious to the Corporation, or (5) a material failure to achieve such reasonable financial and other performance measures as shall be agreed upon by the Compensation Committee of the Board of Directors and the Grantee; all as determined by the Compensation Committee of the Board of Directors in good faith; provided, however, that failure of the parties to reasonably agree to such performance measures shall not be grounds for termination for cause. No act, or failure to act, by the Grantee shall be considered “willful” unless committed without good faith and without a reasonable belief that the act or omission was in the Corporation’s best interest.

“Change in Control” means the occurrence of any of the following events:

(i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Corporation to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that will continue the business of the Corporation in the future;

(ii) A merger or consolidation involving the Corporation in which the voting securities of the Corporation owned by the shareholders of the Corporation immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Corporation immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Corporation immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Corporation immediately prior to such merger or consolidation” for purposes of the preceding calculation); or

(iii) The direct or indirect acquisition of beneficial ownership of at least fifty percent (50%) of the voting securities of the Corporation by a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act); provided, that “person or group of related persons” shall not include the Corporation, a subsidiary of the Corporation, or an employee benefit plan sponsored by the Corporation or a subsidiary of the Corporation (including any trustee of such plan acting as trustee).

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions (i) immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions; or

(iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

“Involuntary Termination” means the occurrence of any of the following without the Grantee’s prior written consent:

(i) a greater than 10% reduction in Grantee’s base compensation, incentive compensation target and benefits except if a majority of the Board vote to reduce the salary of the Grantee and the rest of the Corporation’s executive officers by the same percentage amount for the same time period, (ii) a material change in Grantee’s status or his responsibilities (excluding loss of title as President of the Corporation), (iii) the Corporation’s failure to continue Grantee as its CEO, (iv) the Corporation’s failure to nominate Grantee for re-election as a member of the Board (unless Grantee’s employment is terminated for Cause), (v) if Grantee is not at all times the Chief Executive Officer of the Corporation’s ultimate parent entity (if any), or (vi) a requirement to relocate, except for office relocations that would not increase the Grantee’s one-way commute distance by more than thirty (30) miles. For purposes of greater clarity, termination for Cause, death or Disability shall not give rise to an Involuntary Termination.

“Qualifying Termination” means the occurrence of any of the following events:

(i) the Corporation terminates the Grantee’s employment for any reason other than Cause (as defined above), death or Disability; or

(ii) the Grantee experiences an Involuntary Termination (as defined above) not resulting from a Change in Control (as defined above).